EXHIBIT 99.6

PROXY	HAWTHORNE FINANCIAL CORPORATION SPECIAL MEETING OF STOCKHOLDERS	PROXY

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of Hawthorne Financial Corporation, a Delaware corporation (the “Company”), hereby appoints Timothy R. Chrisman and Simone Lagomarsino, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Tuesday, May 25, 2004, at 11:00 a.m. Pacific Time, at the Company’s headquarters, located at 2381 Rosecrans Avenue, 2nd Floor, El Segundo, California, and at any and all adjournments thereof, as set forth on the reverse side.

This Proxy Is Solicited By

the Board of Directors of Hawthorne Financial Corporation

and the Board of Directors Recommends

a Vote “For” Proposal 1 and a Vote “For” Proposal 2

(Continued, and to be signed on the other side)

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED

Please mark your votes as indicated in this example	☒

1.	Proposal to approve and adopt the agreement and plan of merger, dated as of January 27, 2004, among Commercial Capital Bancorp, Inc., CCBI Acquisition Corp. and Hawthorne Financial Corporation, as stated in the joint proxy statement/prospectus dated , 2004	☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Proposal to grant discretionary authority to adjourn the special meeting if necessary to permit further solicitations of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement	☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” Proposal 1 and “FOR” Proposal 2. If any other business is presented at the special meeting, this proxy will be voted by the proxy holder(s) in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

The undersigned acknowledges receipt from Hawthorne Financial Corporation, prior to the execution of this proxy, of a notice of special meeting of stockholders and of a joint proxy statement/prospectus dated                         , 2004.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)	Dated , 2004

NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.